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                                                                    Exhibit 99.1



REVOCABLE PROXY

                              AURUM SOFTWARE, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                         SPECIAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of Aurum Software, Inc., a Delaware corporation ("Aurum"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated July 28, 1997, and hereby appoints Ms. Mary Coleman and Mr. Christopher Dier, and each of them, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Aurum to be held August 26, 1997 at 9:00 a.m., local time, at Aurum's principal executive offices at 2350 Mission College Boulevard, Suite 1300, Santa Clara, California 95054 and at any adjournments or postponements thereof, and to vote shares of the Aurum common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side hereof:

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

                               (SEE REVERSE SIDE)

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        THE AURUM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL
1 TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF MAY 13, 1997 (THE "MERGER AGREEMENT"), BY AND AMONG AURUM, BAAN COMPANY N.V., A NETHERLANDS COMPANY ("BAAN"), AND GREEN SOFTWARE ACQUISITION CORPORATION, A NEWLY-FORMED WHOLLY-OWNED SUBSIDIARY OF BAAN UNDER THE LAWS OF DELAWARE ("MERGER SUB"), AND THE TRANSACTIONS CONTEMPLATED THEREUNDER, INCLUDING A MERGER PURSUANT TO WHICH MERGER SUB WOULD BE MERGED WITH AND INTO AURUM, WITH AURUM BEING THE SURVIVING CORPORATION (THE "MERGER") AND AURUM THEREBY BECOMING A WHOLLY-OWNED SUBSIDIARY OF BAAN.

1. To approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

                       FOR      AGAINST        ABSTAIN
                       [ ]        [ ]             [ ]

2. Upon such other business as may properly come before the Aurum Special Meeting or any adjournments or postponements thereof, as determined by a majority of Aurum's Board of Directors.

        THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING (INCLUDING, WITHOUT LIMITATION, FOR PURPOSES OF SOLICITING ADDITIONAL VOTES TO APPROVE THE MERGER AGREEMENT AND THE MERGER).

        The undersigned stockholder may revoke this proxy at any time before it is voted by filing with the Secretary of Aurum either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Aurum Special Meeting and voting in person.

       PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ON SHARE CERTIFICATES.


                                        ________________________________________
                                            Signature(s) of Stockholder or
                                                Authorized Representative

                                        Date:___________________________________


                                        Each executor, administrator, trustee,
                                        guardian, attorney-in-fact and other
                                        fiduciary should sign and indicate his
                                        or her full title. When shares have been issued in the name of two or more persons, all should sign. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.